SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): March 13, 2003


                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-11392

             South Carolina                             57-0525804
             --------------                             ----------
         (State or other jurisdiction of       (IRS Employer Identification No.)
          incorporation or organization)

                               70 Commerce Center
                        Greenville, South Carolina 29615
                        --------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number (including area code): (864) 288-8877


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On March 13, 2003, the Company's board of directors adopted amendments to the Company's Amended and Restated Bylaws to eliminate a provision that required the Company to hold a special meeting of shareholders at the request of holders of not less than one-tenth of all outstanding votes of the Company entitled to be cast on any issue at a special meeting of shareholders and related provisions. The text of the bylaw amendments is set forth in Exhibit 3.2 hereto, which is incorporated in this Item 5 by reference.

         Prior to 1998, the South Carolina Business Corporation Act generally required a corporation to hold a special meeting of shareholders if the holders of at least ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting so demanded. This provision of the South Carolina Business Corporation Act was amended in 1998 to eliminate the requirement that a public corporation, such as the Company, hold a special meeting of shareholders at such a request, unless such public corporation so elects in its articles of incorporation. The Company has not made such an election. Consistent with the 1998 amendment to the South Carolina Business Corporation Act, the board of directors believes that providing the annual meeting of shareholders as the exclusive shareholder meeting forum for shareholders to require consideration of shareholder proposals is in the best interests of the Company and its shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

Exhibit
Number            Description

3.2               Amendment to the Company's Amended and Restated Bylaws adopted
                  March 13, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SPAN-AMERICA MEDICAL SYSTEMS, INC.

                                /s/ James D. Ferguson
                                -----------------------------
                                James D. Ferguson
                                President and Chief Executive Officer


Dated:  March 13, 2003



                                  EXHIBIT INDEX

Exhibit
Number            Description

3.2               Amendment to the Company's Amended and Restated Bylaws adopted
                  March 13, 2003.